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EXHIBIT 99.1

SELECTED FINANCIAL DATA

        The following table summarizes certain selected supplemental consolidated financial data of AREP, which includes the effect of the acquisition of TransTexas accounted for in a manner similar to a pooling of interests, which you should read in conjunction with AREP's supplemental financial statements and the related notes contained in this Form 8-K and "Management's Discussion and Analysis of Supplemental Financial Condition and Results of Operations." The selected supplemental consolidated financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002, have each been derived from our audited supplemental consolidated financial statements at those dates and for those periods, contained elsewhere in this report. Our financial statements for periods prior to September 1, 2003 have not been affected by the acquisition of TransTexas. The selected consolidated financial data as of December 31, 2002 and 2001 and for the year ended December 31, 2001 has been derived from our audited consolidated financial statements at that date and for that period, not contained in this Form 8-K. The selected consolidated financial data as of and for the year ended December 31, 2000 has been derived from our consolidated financial statements (unaudited) at that date and for that period. In addition, certain amounts have been reclassified as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144. The selected supplemental consolidated financial data as of March 31, 2005 and for the three months ended March 31, 2005 and 2004 are unaudited. For the three month periods ended March 31, 2005 and 2004, all adjustments, consisting only of normal recurring adjustments, which are in our opinion, necessary for a fair presentation of interim consolidated financial statements, have been included. Results for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the results for the full year.

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in $000's, except per unit amounts)
Total revenues	$144,226	$116,452	$506,196	$388,666	$434,652	$414,545	$378,179

Operating income	$27,290	$22,533	$87,159	$61,948	$79,387	$63,938	$65,356
Other gains (losses):
Gain on sale of marketable equity and debt securities	—	28,857	40,159	2,607	—	6,749	—
Unrealized gain (losses) on securities sold short	21,704	—	(23,619)	—	—	—	—
Change in fair market value of derivative contract	(9,813)	—	—	—	—	—	—
Impairment loss on equity interest in GB Holdings, Inc.	—	—	(15,600)	—	—	—	—
Gain (loss) on sale of other assets	(180)	(4)	1,680	(1,503)	(353)	27	—
Gain on sales and disposition of real estate	186	6,047	5,262	7,121	8,990	1,737	6,763
Write-down of marketable equity and debt securities and other investments	—	—	—	(19,759)	(8,476)	—	—
Gain (loss) on limited partnership interests	—	—	—	—	(3,750)	—	3,461
Severance tax refund	—	—	4,468	—	—	—	—
Minority interest	—	(39)	(812)	(1,266)	(1,943)	(450)	(2,747)

Income from continuing operations before income taxes	39,187	57,394	98,697	49,148	73,855	72,001	73,833
Income tax (expense) benefit	(4,782)	(5,966)	(17,326)	16,750	(10,096)	25,664	379

Income from continuing operations	34,405	51,428	81,371	65,898	63,759	97,665	74,212

Discontinued operations:
Income from discontinued operations	957	3,218	7,500	7,653	6,937	7,944	6,260
Gain on sales and disposition of real estate	18,723	6,929	75,197	3,353	—	—	—

Total income from discontinued operations	19,680	10,147	82,697	11,006	6,937	7,944	6,260

Net earnings	$54,085	$61,575	$164,068	$76,904	$70,696	$105,609	$80,472

Net Earnings Attributable to:
Limited partners	$58,228	$57,608	$152,507	$59,360	$63,168	$66,190	$72,225
General partner	(4,143)	3,967	11,561	17,544	7,528	39,419	8,247

Net earnings	$54,085	$61,575	$164,068	$76,904	$70,696	$105,609	$80,472

	Three Months Ended March 31,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in $000's except per unit amounts)
Net earnings per limited partnership unit:
Basic earnings:
Income from continuing operations	$0.84	$1.03	$1.55	$1.00	$1.12	$1.17	$1.35
Income from discontinued operations	0.42	0.22	1.76	0.24	0.15	0.17	0.13

Basic earnings per LP Unit	$1.26	$1.25	$3.31	$1.24	$1.27	$1.34	$1.48

Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284

Diluted earnings:
Income from continuing operations	$0.81	$0.93	$1.48	$0.94	$1.00	$1.05	$1.18
Income from discontinued operations	0.39	0.19	1.57	0.19	0.12	0.14	0.11

Diluted earnings per LP Unit	$1.20	$1.12	$3.05	$1.13	$1.12	$1.19	$1.29

Weighted average limited partnership units and equivalent partnership units outstanding	49,857,622	52,499,303	51,542,312	54,489,943	56,466,698	55,599,112	56,157,079

Other financial data:
Capital expenditures (excluding property acquisitions)	$25,852	$6,272	$81,696	$33,957	$23,034	$68,199	$52,598
	March 31,	At December 31,
	2005	2004	2003	2002(1)	2001(1)	2000
	(in $000's)
Balance Sheet Data:
Cash and cash equivalents	$1,250,074	$768,918	$504,369	$79,540	$83,975	$172,621
Hotel, casino and resort operating properties	334,931	339,492	340,229	335,121	339,201	264,566
Oil and gas properties	180,241	168,136	168,921	—	—	—
Investment in U.S. Government and Agency obligations	74,427	102,331	61,573	336,051	313,641	475,267
Other investments	244,602	245,948	50,328	54,216	10,529	4,289
Total assets	2,935,697	2,408,189	1,831,573	1,706,031	1,721,100	1,566,597
Mortgages payable	80,191	91,896	180,989	171,848	166,808	182,049
Senior secured note payable 7.85% due 2012	215,000	215,000	—	—	—	—
Senior unsecured notes payable 8 1/8% due 2012	350,679	350,598	—	—	—	—
Senior unsecured notes payable 7 1/8% due 2013	480,000	—	—	—	—	—
Liability for preferred limited partnership units(1)	108,006	106,731	101,649	—	—	—
Partners' equity	$1,479,125	$1,427,435	$1,393,347	$1,245,437	$1,136,452	$1,154,400

(1)
On July 1, 2003, we adopted Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS 150, our preferred units, which are an unconditional obligation, have been reclassified from "Partners' equity" to a liability account in the consolidated balance sheets and the preferred pay-in-kind distribution for the period from July 1, 2003 to December 31, 2003 of $2.4 million and all future distributions have been and will be recorded as "Interest expense" in the consolidated statements of earnings.

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  EXHIBIT 99.1
SELECTED FINANCIAL DATA